Exhibit 99.1

PFF BANCORP REPORTS FIRST QUARTER RESULTS

Rancho Cucamonga, Calif. - July 23, 2007 - PFF Bancorp, Inc. (NYSE:PFB), the holding company for PFF Bank & Trust (the "Bank"), Diversified Builder Services, Inc. ("DBS") and Glencrest Investment Advisors, Inc. ("Glencrest"), today reported net earnings of $1.8 million or $0.08 per diluted share for the quarter ended June 30, 2007 compared to $15.4 million or $0.62 per diluted share for the comparable period of 2006.  As discussed in our news release on July 11, 2007, we recorded a $20.9 million ($0.49 per diluted share) provision for loan and lease losses attributable primarily to the residential construction and land segment of our loan portfolio.

Net interest income increased $254,000 on a sequential quarter basis to $44.5 million, as net interest margin expanded 10 basis points to 4.10 percent.  The expansion in net interest margin reflects our disciplined approach to loan and deposit pricing coupled with our success in achieving a higher proportion of our interest-earning assets comprised by construction, commercial business, commercial real estate and consumer loans (the "Four-Cs") and a higher proportion of our interest-bearing liabilities comprised by passbook, money market  and demand accounts ("core deposits").  Net interest income decreased $2.4 million or 5 percent from the comparable quarter of 2006 as net interest margin contracted 30 basis points.  Average interest-earning assets increased $80.4 million or 2 percent between the quarters ended June 30, 2006 and 2007, but decreased $78.2 million on a sequential quarter basis due to reductions in residential mortgage loans, mortgage backed and other investment securities.

The average balance of Four-Cs increased $21.0 million on a sequential quarter basis.  Based on end of period balances, the Four-Cs increased $8.8 million on a sequential quarter basis.  At June 30, 2007, the Four-Cs totaled $2.52 billion or 62 percent of loans and leases receivable, net, compared to $2.29 billion or 58 percent of loans and leases receivable, net, one year ago.  Four-Cs originations were $394.2 million or 86 percent of total originations for the current quarter compared to $595.1 million or 86 percent of total originations for the comparable quarter of 2006 and $385.0 million or 89 percent of total originations for the quarter ended March 31, 2007.  At June 30, 2007, DBS had outstanding loans receivable of $108.8 million compared to $97.2 million, one year ago and $118.4 million at March 31, 2007.  The sources of repayment for DBS's loan portfolio are as follows; sale or development of residential real estate $74.2 million and sale or development of commercial or multi-family real estate $34.6 million.

Total deposits increased $121.9 million or 4 percent between the quarters ended June 30, 2007 and 2006 with CDs increasing $64.6 million and core deposits increasing $57.3 million.  On a sequential quarter basis, CDs decreased $40.8 million and core deposits increased $1.9 million.  At June 30, 2007, core deposits were $1.71 billion (including $280.9 million of non-interest bearing demand accounts) compared to $1.65 billion (including $286.7 million of non-interest bearing demand accounts) one year ago.  At June 30, 2007, core deposits as a percentage of total deposits remained essentially unchanged from one year ago at 53 percent.

Kevin McCarthy, President and CEO commented, "With the openings of our Apple Valley, Palm Desert, Adelanto and Hesperia full service branches, we are solidifying our branch footprint in the Inland Empire and continuing to build on our "Customers First." brand of service."

Non-accrual loans were $21.3 million or 0.46 percent of gross loans and leases at June 30, 2007 compared to $11.4 million or 0.24 percent of gross loans and leases at March 31, 2007.  During the current quarter, the $8.9 million portion of a $43.0 million construction loan located in Scottsdale, Arizona that was on non-accrual at March 31, 2007, was paid off, including all delinquent interest due.  At June 30, 2007, our $21.3 million of non-accrual loans primarily consisted of two credits to unrelated borrowers; a first trust deed $10.9 million residential lot development loan in Desert Hot Springs, California and a $5.5 million partially secured commercial line of credit at DBS.

Assets classified special mention and substandard increased $89.9 million and $99.0 million, respectively, between March 31 and June 30, 2007, to $133.7 million and $150.5 million, respectively, net of specific loss allowances of $0 and $3.8 million, respectively, due principally to increases in classified residential construction and land loans.  At June 30, 2007, our allowance for loan and lease losses ("ALLL") was $59.6 million or 1.28 percent of gross loans and leases compared to $46.3 million or 0.98 percent of gross loans and leases at March 31, 2007.

McCarthy added, "We have always employed a very proactive and preemptive approach to asset classification well in advance of the credits progressing to non-accrual status.  Our level of non-accrual loans remains at a very manageable level and we believe that our early identification and monitoring of these credits significantly improves our probability of collecting all amounts due".

Non-interest income of $6.5 million for the quarter ended June 30, 2007 was comparable to the quarter ended June 30, 2006.  Deposit and related fees rose $439,000 or 13 percent, while trust, investment, and insurance fees increased $106,000 or 7 percent, compared to one year ago.

Our efficiency ratio was 52.79 percent for the current quarter, compared to 49.27 percent for the comparable quarter of 2006.  General & Administrative ("G&A") expense to average assets was 2.41 percent for the current quarter compared to 2.38 percent for the comparable period of 2006.  G&A expense increased $654,000 or 2 percent between the quarters ended June 30, 2006 and 2007 to $26.9 million.  The increase in G&A expense primarily reflects the direct and indirect costs associated with the addition of 4 new banking branches during the past year.

During the quarter we issued $30.0 million of floating rate junior subordinated debentures ("Capital Securities") through a newly formed unconsolidated special purpose business trust, PFF Bancorp Capital Trust III ("Trust III").  These Capital Securities mature September 1, 2037 and bear interest at three month LIBOR plus 1.35%.  To capitalize Trust III and upstream the proceeds from the issuance of the Capital Securities from Trust III to the Bancorp, the Bancorp issued $31.0 million of floating rate junior subordinated debentures to Trust III with terms identical to those of the Capital Securities.  The proceeds from the issuance represent additional resources to the Company, to be used for general corporate purposes.

We repurchased 801,375 shares of our common stock at a weighted average price of $29.15 per share during the quarter.  At June 30, 2007, 676,435 shares remain under a 1.0 million share repurchase authorization adopted by our Board of Directors on May 23, 2007.

Having opened our full-service branches in Apple Valley, Palm Desert, Adelanto and Hesperia,  California during the quarter, we are presently conducting business through 36 full-service banking branches, two registered investment advisory offices, two trust offices, a Southern California regional loan center, an office providing diversified financial services to home builders and one loan origination office in Northern California.  Assets under management or advisory by Glencrest and the Bank's trust department increased to $754.5 million at June 30, 2007, compared to $669.7 million at June 30, 2006.  These assets under management or advisory include $619.2 million managed or advised by Glencrest at June 30, 2007, as compared to $533.4 million at June 30, 2006.

We will host a conference call at 8:30 A.M. PDT on Monday, July 23, 2007, to discuss our financial results.  The conference call can be accessed by dialing 1-888-459-5609 and referencing "PFF Bancorp, Inc. First Quarter Conference Call".  An audio replay of this conference call will be available through Monday, August 6, 2007, by dialing 1-877-519-4471 and referencing replay PIN number 8962831.

Certain matters discussed in this news release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may relate to, among other things, expectations of the business environment in which the Company operates, projections of future performance, perceived opportunities in the market and statements regarding the Company's strategic objectives.  These forward-looking statements are based upon current management expectations, and may therefore involve risks and uncertainties. The Company's actual results or performance, may differ materially from those suggested, expressed, or implied by forward-looking statements due to a wide range of factors including, but not limited to, the general business environment, the California real estate market, competitive conditions in the business and geographic areas in which the Company conducts its business, regulatory actions or changes and other risks detailed in the Company's reports filed with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the fiscal year ended March 31, 2007.  The Company disclaims any obligation to subsequently revise or update any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

Contact Kevin McCarthy, President and CEO or

Gregory C. Talbott, Senior Executive Vice President, COO/CFO,

PFF Bancorp, Inc.

9337 Milliken Avenue, Rancho Cucamonga, CA 91730

(909) 941-5400

PFF BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except per share data)

	June 30, 2007	March 31, 2007

	(Unaudited)

ASSETS
Cash and cash equivalents	$ 58,019	$ 59,587
Investment securities held-to-maturity (estimated fair value of $6,753 at June 30, 2007 and $6,646 at March 31, 2007)	6,805	6,712
Investment securities available-for-sale, at fair value	3,130	28,067
Mortgage-backed securities available-for-sale, at fair value	171,379	186,607
Loans held-for-sale	1,036	-
Loans and leases receivable, net (net of allowances for loan and lease losses of $59,610 at June 30, 2007 and $46,315 at March 31, 2007)	4,077,099	4,116,232
Federal Home Loan Bank (FHLB) stock, at cost	39,468	46,158
Accrued interest receivable	25,006	25,704
Assets acquired through foreclosure, net	382	-
Property and equipment, net	59,415	56,564
Prepaid expenses and other assets	28,714	27,896
Total assets	$ 4,470,453	$ 4,553,527

LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities:
Deposits	$ 3,252,732	$ 3,291,645
FHLB advances and other borrowings	724,000	775,300
Junior subordinated debentures	87,630	56,702
Accrued expenses and other liabilities	34,442	32,767
Total liabilities	4,098,804	4,156,414
Commitments and contingencies	-	-
Stockholders' equity:
Preferred stock, $.01 par value. Authorized 2,000,000 shares; none issued	-	-
Common stock, $.01 par value. Authorized 59,000,000 shares; issued 23,420,166 and 24,156,834; outstanding 23,420,166 and 24,108,834 at June 30, 2007 and March 31, 2007, respectively	233	240
Additional paid-in capital	177,565	180,285
Retained earnings	199,568	221,892
Accumulated other comprehensive losses	(5,717)	(5,304)
Total stockholders' equity	371,649	397,113
Total liabilities and stockholders' equity	$ 4,470,453	$ 4,553,527

PFF BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS
(Dollars in thousands, except per share data)
(Unaudited)

	For the Three Months Ended June 30,
	2007	2006
Interest income:
Loans and leases receivable	$ 82,125	$ 76,454
Mortgage-backed securities	2,101	2,613
Investment securities and deposits	934	1,436
Total interest income	85,160	80,503
Interest expense:
Deposits	29,592	22,406
Borrowings	11,103	11,225
Total interest expense	40,695	33,631
Net interest income	44,465	46,872
Provision for loan and lease losses	20,900	500
Net interest income after provision for loan and lease losses	23,565	46,372
Non-interest income:
Deposit and related fees	3,732	3,293
Loan and servicing fees	421	593
Trust, investment and insurance fees	1,628	1,522
Gain on sale of loans, net	102	10
Gain on sale of securities, net	-	271
Mark-to-market on interest rate swaps	329	475
Other non-interest income	349	311
Total non-interest income	6,561	6,475
Non-interest expense:
General and administrative:
Compensation and benefits	15,262	15,635
Occupancy and equipment	4,739	3,757
Marketing and professional services	3,075	3,134
Other general and administrative	3,860	3,756
Total general and administrative	26,936	26,282
Foreclosed asset operations, net	-	(115)
Total non-interest expense	26,936	26,167
Earnings before income taxes	3,190	26,680
Income taxes	1,375	11,255
Net earnings	$ 1,815	$ 15,425

Basic earnings per share	$ 0.08	$ 0.63
Weighted average shares outstanding for basic earnings per share calculation	23,884,720	24,424,431
Diluted earnings per share	$ 0.08	$ 0.62
Weighted average shares outstanding for diluted earnings per share calculation	24,201,524	24,806,515

PFF BANCORP, INC. AND SUBSIDIARIES
Selected Ratios and Other Data
(Dollars in thousands)
(Unaudited)

	For the Three Months Ended June 30,
	2007	2006
Performance Ratios
Return on average assets (1)	0.16%	1.40%
Return on average stockholders' equity (1)	1.88%	16.69%
General and administrative expense to average assets (1)	2.41%	2.38%
Efficiency ratio (2)	52.79%	49.27%
Average interest-earning assets to average interest-
bearing liabilities	106.80%	106.69%

Yields and Costs (1)
Net interest spread	3.85%	4.19%
Net interest margin (3)	4.10%	4.40%
Average yield on interest-earning assets	7.87%	7.57%
Average cost of interest-bearing liabilities	4.02%	3.38%
Average yield on loans and leases receivable, net	8.06%	7.84%
Average yield on securities	4.70%	4.50%
Average cost of core deposits	2.46%	1.72%
Average cost of C.D.s	4.96%	4.32%
Average cost of total deposits	3.65%	2.94%
Average cost of FHLB advances and other borrowings	5.44%	4.75%
Average cost of junior subordinated debentures	6.26%	6.14%

Asset Quality
Net charge-offs (recoveries)	$7,605	$(32)
Net charge-offs to average loans and leases receivable, net (1)	0.75%	0.00%

Average Balances
Average total assets	4,479,370	$4,414,230
Average interest-earning assets	$4,338,227	$4,257,867
Average interest-bearing liabilities	$4,061,868	$3,990,809
Average loans and leases receivable, net	$4,082,979	$3,906,331
Average securities	$200,326	$304,249
Average core deposits	$1,703,951	$1,629,664
Average C.D.s	$1,548,177	$1,429,711
Average total deposits	$3,252,128	$3,059,375
Average FHLB advances and other borrowings	$751,339	$874,732
Average junior subordinated debentures	$58,401	$56,702
Average stockholders' equity	$386,191	$369,649

Loan and Lease Activity
Total originations	$457,905	$692,428
One-to-four-family	$62,463	$73,834
Multi-family	$1,283	$23,518
Commercial real estate	$37,760	$99,554
Construction - residential, including land	$110,512	$252,491
Construction - commercial	$56,145	$17,548
Commercial loans and leases	$139,039	$155,982
Consumer	$50,703	$69,501
Purchases	$368	$2,997
Principal repayments	$510,756	$592,024
Sales	$7,697	$1,622

(1) Computed on an annualized basis.
(2) Total general and administrative expense divided by net interest income plus non-interest income.
(3) Net interest income divided by average interest earning assets.

PFF BANCORP, INC. AND SUBSIDIARIES
Selected Ratios and Other Data
(Dollars in thousands, except per share data)
(Unaudited)

	As of June 30, 2007	As of March 31, 2007

Asset Quality
Non-accrual loans	$21,280	$11,421
Non-accrual loans to gross loans and leases	0.46%	0.24%
Non-performing assets to total assets (1)	0.48%	0.25%
Allowance for loan and lease losses	$59,610	$46,315
Allowance for loan and lease losses to non-accrual loans	280%	406%
Allowance for loan and lease losses to gross loans and leases	1.28%	0.98%

Capital
Stockholders' equity to assets ratio	8.31%	8.72%
Core capital ratio*	8.95%	8.72%
Risk-based capital ratio*	11.49%	11.21%
Shares outstanding at end of period	23,420,166	24,108,834
Book value per share outstanding	$15.87	$16.47
Tangible book value per share outstanding (2)	$15.81	$16.42

Loan, Lease and Deposit Balances
One-to-four family loans	$1,396,647	$1,421,310
Multi-family loans	$224,156	$235,424
Commercial real estate loans	$682,010	$679,526
Construction - residential, including land (3)	$1,102,852	$1,088,395
Construction - commercial (3)	$151,820	$139,678
Commercial business loans and leases	$267,297	$286,678
Consumer loans	$312,312	$313,203
Core deposits	$1,709,886	$1,707,988
C.D.s	$1,542,846	$1,583,657

(1) Non-performing assets consist of non-accrual loans and assets acquired through foreclosure, net.
(2) Stated book value minus goodwill.
(3) Net of undisbursed balances of $504,241 and $547,516 at June 30, 2007 and March 31, 2007, respectively.

                                                    *PFF Bank & Trust